STOCK REDEMPTION AGREEMENT

This Stock Redemption Agreement (the “Agreement”) is made as of September 1, 2009 (the “Effective Date”), by and between Pacific Biometrics, Inc., a Delaware corporation (the “Company”), and Terry M. Giles, an individual residing in the State of Texas (“Seller”).

RECITALS

A. Seller desires to tender for redemption, and the Company desires to redeem from Seller, on the terms and conditions provided in this Agreement, all right, title and interest in 2,391,906 shares (the “Shares”) of common stock of the Company owned by Seller (the “Redemption”).

B. Concurrently with this Redemption, the Company is entering into a $4 million loan agreement with Seller (the “Loan”).

AGREEMENT

In consideration of the mutual covenants, agreements, representations, warranties and conditions herein contained, the parties hereby agree as follows:

1. Redemption of Shares. Subject to the terms and conditions of this Agreement, the Company hereby agrees to redeem from Seller, and Seller agrees to tender for redemption by the Company, all of such Seller’s right, title and interest in the Shares, free of any lien, security interest, encumbrance, charge or claim of any party. The Redemption shall be effective as of the Effective Date, and shall occur immediately upon closing of the Loan. Seller shall take all further actions and execute any and all additional documentation requested by the Company to evidence the Redemption and transfer of the Shares to the Company.

2. Redemption Price. The price per Share redeemed shall be $0.70 (the “Redemption Price”).

3. Delivery of Share Certificates and Payment.

(a) Share Certificates. On or prior to the Effective Date, Seller shall deliver to the Company a share certificate or certificates representing the Shares (each, a “Certificate”) together with a signed stock power in the form provided by the Company’s transfer agent. If any Certificate shall have been lost, stolen or destroyed, in lieu of delivering such Certificate Seller shall deliver an affidavit setting forth the claimed loss, theft or destruction and shall provide the Company with a reasonable indemnity against any claim that may be made against the Company with respect to such Certificate. Upon Redemption, the Certificates representing the Shares will become treasury shares in the Company, as issued but not outstanding shares of common stock of the Company.

(b) Payment. Upon Seller’s delivery of the Certificates or affidavit as provided in Section 3(a), the Company shall pay the Redemption Price to Seller for the Shares, in cash or by check or wire transfer, or by netting out the Redemption Price from the Loan proceeds.

4. Representations and Warranties of Seller. Seller represents and warrants to the Company that:

(a) Seller is the sole record and beneficial owner of the Shares and holds the Shares free and clear of all liens, security interests, claims, charges and encumbrances of any kind. The Shares are not subject to options, warrants, contracts or agreements of any kind.

(b) Seller has the full and unrestricted legal right, power and authority to enter into and to perform this Agreement. This Agreement constitutes Seller’s valid and binding obligation, enforceable against Seller in accordance with its terms.

(c) The execution, delivery and performance of this Agreement and the other agreements contemplated herein will not conflict with any provision of, or constitute a breach of or default under, any agreement, indenture or other instrument to which Seller is a party or by which Seller or any of Seller’s property is bound or affected.

(d) Seller has received all the information that Seller considers necessary or appropriate to be able to evaluate the risks and merits of the transaction contemplated under this Agreement and to reach an informed and knowledgeable decision whether to tender the Shares for redemption by the Company. Seller has reviewed the Company’s reports and other filings made with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), required to be filed through the date hereof (the “Reports”). Seller has also reviewed the Supplemental Disclosure provided by the Company, dated as of August 6, 2009. Seller has been afforded the opportunity to ask questions and receive answers from the Company regarding its business and financial condition and other matters deemed necessary to Seller, and all such questions, if any, have been answered to Seller’s full satisfaction.

(e) Seller acknowledges and agrees that the Company has not made any representation, warranty or other statements regarding the current or future value of the Shares. Except for the Company’s representations and warranties in Section 5, Seller is not relying on any representation or warranty of the Company (or any of its officers, directors, employees or agents) in electing to sell the Shares pursuant to the terms of this Agreement.

(f) Seller acknowledges that it has been advised to consult with, and has consulted with or had the opportunity to consult with, independent legal, tax and other professional advisers with respect to the Redemption, including the fairness of the Redemption Price and the other terms of this Agreement.

5. Representations and Warranties by the Company. The Company represents and warrants to Seller that:

(a) The Company is a corporation validly existing under the laws of the State of Delaware. The Company has the full legal right, power and authority to enter into and to perform this Agreement. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite action of the Company. This Agreement constitutes the Company’s valid and binding obligation, enforceable against the Company in accordance with its terms.

(b) The execution, delivery and performance of this Agreement and the other agreements contemplated herein will not conflict with any provision of, or constitute a breach of or default under, any agreement, indenture or other instrument to which the Company is a party or by which the Company or any of the Company’s property is bound or affected;

(c) The payment of the Redemption Price hereunder (immediately following closing of the Loan) will not constitute a distribution prohibited by the Delaware General Corporation Law.

(d) As of their respective dates, the Reports complied as to form in all material respects with the requirements of the Exchange Act and rules and regulations of the SEC promulgated thereunder applicable to such Reports.

6. Indemnification by Seller. Seller shall indemnify, hold harmless and defend the Company from and against, and reimburse it with respect to, any and all losses, damages, liabilities, costs, and expenses, including without limitation interest, penalties and reasonable attorneys’ fees (collectively, “Damages”) incurred by it based on or arising out of any breach or inaccuracy of any representation or warranty of Seller made in this Agreement or any document, certificate or agreement delivered in accordance with this Agreement.

7. Release of Claims. In consideration of the Redemption Price to be paid to Seller, and except for the rights created under this Agreement, by executing this Agreement, Seller, on behalf of Seller and its affiliates, forever releases and discharges, and promises not the sue, the Company, and each of its directors, officers, stockholders, affiliates, employees, agents, attorneys and representatives, and any successors in interest, heirs and assigns of any of the foregoing released persons and entities (collectively, “Releasees”)) from, any and all past, present or future claims, demands, agreements, obligations or causes of action, whether known or unknown, direct or contingent, liquidated or unliquidated, matured or unmatured, in law or at equity, which Seller has or which may later accrue to or be acquired by Seller against the Releasees, arising from or in any way connected with the Shares, the Redemption, and any matters associated therewith. Seller executes this Agreement freely and voluntarily and not under duress. Seller acknowledges that he has been advised to consult with counsel of Seller’s choice about the legal effects of making the foregoing release.

8. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon receipt by the sender of a confirmation of a successful facsimile transmission, (c) one business day after deposit with a nationally recognized overnight courier service, prepaid for overnight delivery and addressed as set forth on the signature page hereto, or (d) three days after deposit with the U.S. Postal Service, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page hereto, or at such other address as such party may designate by ten days’ advance written notice to the other parties.

11. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

12. Entire Agreement; Amendments and Waiver. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Seller.

13. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Washington, without giving effect to principles of conflicts of law. If any action or other proceeding shall be brought on or in connection with this Agreement, the venue of such action shall be in King County, Washington.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

EXECUTED as of the date first set forth above.

COMPANY:

PACIFIC BIOMETRICS, INC.

By: /s/ Ronald R. Helm

Ronald R. Helm Chief Executive Officer
Address:
220 West Harrison Street Seattle, Washington 98119 Attn: Chief Executive Officer Fax: (206) 298-9838
SELLER:
/s/ Terry M. Giles

TERRY M. GILES

Address:
11002 Wickwood Drive
Houston, Texas 77024
Facsimile:	(713) 464-0411